Exhibit 99.8

The Kraft Foods Directors confirm that the discretionary cash flow guidance for the year ended 31 December 2009, as first announced on 3 November 2009 and repeated in the offer document dated 4 December 2009 issued by Kraft Foods (the “Original Offer Document”) remains valid for the purposes of the Final Offer and PricewaterhouseCoopers LLP and Lazard & Co., Limited, Centerview Partners UK LLP, Citigroup Global Markets Limited and Deutsche Bank AG, London Branch (and its affiliates) have each indicated that they have no objection to their respective reports in respect of that discretionary cash flow guidance (as set out in Part B of Appendix IV to the Original Offer Document) continuing to apply.